UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Westrock Coffee Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2023 PROXY STATEMENT

April 27, 2023
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Westrock Coffee Company to be held on Thursday, June 8, 2023 at 8:00 a.m. (Central Time). Our Annual Meeting will be a virtual meeting of stockholders, which will be held entirely online via audio webcast, with no physical in-person meeting. The virtual meeting format will allow stockholders to participate from any location, which we expect will lead to increased attendance, improved communications, and cost savings for our stockholders and the Company. Please refer to the instructions included in the attached Proxy Statement for instructions on how to vote your shares and participate in the Annual Meeting.
This past year was a watershed year for the Company. We had the privilege to merge with Riverview Acquisition Corp., and in doing so, became a public company with the capital necessary to accelerate the growth of our business. We also refinanced our debt, thereby significantly reducing our leverage and borrowing costs. The management team continued to optimize our current operations, while laying the groundwork for our newest facility in Conway, Arkansas and strengthening our relationships with leading consumer packaged goods brands. Looking ahead to 2023, we are keenly focused on successfully executing our strategy to serve as the “brand behind the brands” to our customers.
We founded Westrock Coffee with the aim of becoming the world’s most competitive and innovative provider of beverage solutions in order to provide small holder farmers and their families in developing countries the ability to advance their quality of life and economic well-being. This goal continues to guide our decisions as we grow the business, recognizing that we are also grateful stewards of your investment in the Company.
Thank you for your support, and we look forward to seeing you at the Annual Meeting.
Sincerely,

Joe T. Ford	Scott T. Ford
Co-founder & Chairman	Co-founder & CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Westrock Coffee Company, a Delaware corporation (the “Company”), will be held on Thursday, June 8, 2023, at 8 a.m. (Central Time). The Annual Meeting will be completely virtual, which means stockholders will be able to attend the Annual Meeting, and vote and submit questions during the live webcast of the Annual Meeting, via our virtual meeting site.
Date and Time: Thursday, June 8, 2023 8 a.m. (Central Time)	Virtual Meeting Site: www.virtualshareholdermeeting.com/WEST2023.
Who Can Vote: Stockholders of record of the Company’s shares of common stock and Series A Convertible Preferred Stock on the close of business on April 10, 2023
Items of Business:
1.
To elect three Class I director nominees named in the attached proxy statement, each to serve until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023.
We may also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, beginning on April 27, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials. Your vote is important to us and to our business. Whether or not you plan to participate in the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible.
By Order of the Board of Directors,
Robert P. McKinney
Chief Legal Officer and Corporate Secretary
Little Rock, Arkansas
April 27, 2023
Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders to be held on June 8, 2023: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available electronically at http://investors.westrockcoffee.com and www.proxyvote.com.

PROXY SUMMARY

This summary includes certain information about the Company and highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting and our fiscal year 2022 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We use the terms “Westrock,” the “Company,” “we,” “our” and “us” in this summary to refer to Westrock Coffee Company.
2023 Annual Meeting of Stockholders
Date and Time: Thursday, June 8, 2023 8 a.m. (Central Time)	Virtual Meeting Site: www.virtualshareholdermeeting.com/WEST2023.
Who Can Vote: Stockholders of record of the Company’s shares of common stock and Series A Convertible Preferred Stock on the close of business on April 10, 2023
Voting Matters and Board Recommendations:
Proposals		Board Recommendation
1.	Election of three directors	FOR each nominee
2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023.	FOR

Director Nominees
The following table contains information about our candidates who have been nominated for election to the board of directors of Westrock. Each nominee is currently a director of Westrock.
Nominee	Age	Independent	Principal Occupation	Committee Memberships
Mark A. Edmunds	66	Yes	Executive Leadership Coach & former Partner & Vice Chairman, Deloitte	Audit, Executive
Joe T. Ford	85	No	Chairman of the Board	-
Oluwatoyin Umesiri	40	Yes	CEO of Nazaru LLC	Nominating & Corporate Governance
Corporate Governance Highlights
Westrock is committed to strong corporate governance practices and policies, which promote both the long-term interests of our stockholders and the accountability of the board of directors and management. The following are a few of our corporate governance highlights:
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Separate Board Chairman and Chief Executive Officer (“CEO”) roles

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Independent Lead Director

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8 of 10 directors are independent

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3 of 10 directors are women and/or members of underrepresented minority groups

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Our Audit & Finance, Compensation and Nominating & Corporate Governance Committees are made up of independent directors

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Annual board and committee self-evaluations and review of charters

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Phase-out of classified board structure starting in 2026 (full declassification by 2028)

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No perquisites or post-retirement benefits

4009 N. Rodney Parham Road, 3rd Floor
Little Rock, Arkansas 72212
Telephone: (501) 320-4880
www.westrockcoffee.com
PROXY STATEMENT
This proxy statement (this “Proxy Statement”) is being furnished to stockholders beginning on April 27, 2023 in connection with the solicitation of proxies by Westrock Coffee Company (“Westrock,” “the Company,” “we,” “our” and “us”) to be used at its 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on June 8, 2023 at 8 a.m. (Central Time), and at any postponement or adjournment thereof.
We are excited to offer our stockholders a completely virtual Annual Meeting. We believe a virtual Annual Meeting provides our stockholders expanded access to participate in the meeting, improves communication between stockholders and management and results in cost savings for the Company and our stockholders. We also believe hosting a virtual meeting enables increased stockholder attendance and participation because more stockholders can attend and participate in the Annual Meeting, including by voting and asking questions, from almost any location around the world. You will be able to attend the Annual Meeting as well as vote and submit any questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/WEST2023 and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.
Please read this Proxy Statement carefully and then vote your shares promptly by telephone, by Internet, or by signing, dating, and returning your proxy card.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 27, 2023, the Company sent a Notice of Internet Availability of Proxy Materials to the Company’s stockholders of record and beneficial owners, except for shareholders who have requested otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis. The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

What is included in the proxy materials?
The Internet version of the proxy materials includes:
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This Proxy Statement; and

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Our 2022 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
How can I attend and participate in the Annual Meeting?
Stockholders may attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/WEST2023. The Annual Meeting will begin promptly at 8 a.m. (Central Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. (Central Time), and you should allow ample time for the check-in procedures.
While all Westrock stockholders will be permitted to attend the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on April 10, 2023 (the “Record Date” for the Annual Meeting), may vote and ask questions during the Annual Meeting. Stockholders logging into the Annual Meeting with their control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting was an in-person meeting, including the ability to vote or ask questions throughout the Annual Meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/WEST2023 and will also need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.
At the end of the meeting, we will allot time for a question and answer session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the business conducted at the Annual Meeting. We will prioritize questions that relate to the proposals considered at the Annual Meeting, and questions on similar topics may be combined and answered together. Stockholders logging into the Annual Meeting with their control number will be able to ask questions at any time during the Annual Meeting. If you would like to submit a question, you must type the question in the dialog box provided at www.virtualshareholdermeeting.com/WEST2023 during the Annual Meeting.
Technical Support. For help with technical difficulties on the meeting day, phone numbers will be available on the log in page for assistance. Technical support will be available starting at 7:45 a.m. Central Time and until the meeting has finished.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock and Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 75,402,825 shares of Class A common stock issued and outstanding and 23,566,229 shares of Series A Convertible Preferred Stock issued and outstanding.
Holders of the Series A Convertible Preferred Stock are entitled to vote with the holders of the common stock on an “as converted” basis as set out in the Certificate of Incorporation of the Company (the “Certificate of Incorporation”). The Series A Convertible Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of common stock at an initial conversion rate of 1 share of common stock per share of Series A Convertible Preferred Stock, subject to certain adjustments described in the Certificate of Incorporation. As of the Record Date, the Series A Convertible Preferred Stock was convertible in the aggregate into 23,566,229 shares of common stock and provides 1 vote per share of Series A Convertible Preferred Stock.
The common stock, together with the Series A Convertible Preferred Stock, is referred to herein as the “Voting Stock.” The Voting Stock votes together as a single class unless otherwise provided. Each stockholder of record of Voting Stock is entitled to one vote for each share of common stock and one vote for each share of Series A Convertible Preferred Stock.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we sent a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a proxy card, directly to you.
Beneficial owner of shares held in street name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name,” and a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a voting instruction form, should have been forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction form you received.
How can I vote my shares?
The process for voting your shares depends on how your shares are held.
Voting by record holders. If you are a record holder, you may vote by proxy prior to the Annual Meeting or you may vote during the Annual Meeting by joining the live webcast and following the instructions at www.virtualshareholdermeeting.com/WEST2023. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting, you have three ways to vote:
go to the website www.proxyvote.com and follow the instructions at that website;
call 1-800-690-6903 and follow the instructions provided on the call; or
if you received a proxy card in the mail, complete, sign, date and mail the proxy card in the return envelope provided to you.
Please note that telephone and Internet proxy voting will close at 11:59 p.m. (Central Time) on June 7, 2023. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.
Voting by beneficial owners of shares held in “street name.” If your shares are held in the name of a broker, bank or other nominee (that is, your shares are held in “street name”), you should receive separate instructions from your broker, bank or other nominee describing how to vote.
What items of business will be conducted at the Annual Meeting?
The following matters will be presented for stockholder consideration and voting at the Annual Meeting:
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The election of three Class I director nominees named in this Proxy Statement, each to serve as directors of the Company until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal (Proposal No. 1); and

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The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2).

How does the Board of Directors recommend that I vote?
The board of directors recommends you vote:
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“FOR” the election of each of the three Class I director nominees named in this Proxy Statement to serve as directors of the Company (Proposal No. 1);

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“FOR” the ratification of the appointment of PwC as our independent public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2).

Which ballot measures are considered “routine” or “non-routine”?
The ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2) is considered a routine matter under applicable rules, and no broker non-votes will occur in connection with Proposal No. 2. All other matters to be voted on at the Annual Meeting are considered non-routine matters under applicable rules, and therefore broker non-votes may exist in connection with these proposals.
How many votes are needed to approve each proposal?
The stockholder vote required to approve each proposal is set forth below:
Proposals	Required Approval	Abstentions	Broker Non-Votes
1. Election of Directors	Majority of Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting	Vote Against	No Effect
2. Ratification of Auditors	Majority of Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting	Vote Against	Not Applicable
Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement are noted above.
Director Resignation Policy. Pursuant to our bylaws, if a nominee for director who is an incumbent director is not reelected at a stockholder meeting and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Chairman of the board of directors or the Secretary following the certification of the stockholder vote. The Nominating & Corporate Governance Committee of the board of directors shall consider the tendered resignation and recommend to the board of directors whether to accept or reject it. The board of directors shall act on the tendered resignation, taking into account the Nominating & Corporate Governance Committee’s recommendation, within 90 days following the certification of the stockholder vote.
The management and the board of directors of Westrock do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Discretionary authority to vote on other matters is included in the proxy.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?
Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not join and vote at the Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What constitutes a quorum?
The presence at the Annual Meeting, virtually or by proxy, of stockholders entitled to cast a majority of all the Voting Stock entitled to be cast at the Annual Meeting constitutes a quorum. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
Can I change my vote after I have voted?
Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. After you submit your proxy, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to Westrock’s Secretary prior to the Annual Meeting at 4009 N. Rodney Parham Road, 3rd Floor Little Rock, Arkansas 72212.
What does it mean if I receive more than one proxy card or voting instruction form?
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner must sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.
What if I only received one set of documents but there are multiple stockholders at my address?
Some banks, brokers and other nominee record stockholders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these document may have been sent to multiple stockholders at a shared address unless contrary instructions have been received by the Company from one or more of the stockholders.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, you may be able to do so by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker. Any stockholder who wants to receive separate copies of our proxy statement and annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record stockholder.
If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to Westrock Investor Relations, 4009 N. Rodney Parham Road, 3rd Floor Little Rock, Arkansas 72212 or by calling (501) 320-4880. Each document is also available in digital form for download or review in the “Financials – Annual Reports” section of our investor relations website at www.investors.westrockcoffee.com.
Who is bearing the cost of solicitation of proxies?
Westrock will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of Westrock, personally or by telephone or electronic means. In the event the management of Westrock deems it advisable, Westrock may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.
How can I contact the Board of Directors?
Stockholders and other interested parties may contact the board of directors or individual members of the board of directors by submitting written correspondence to the Chief Legal Officer and Corporate Secretary by mail addressed to the named individual or the board of directors as a whole c/o the Chief Legal Officer and Corporate Secretary, at 4009 N. Rodney Parham Road, 3rd Floor Little Rock, Arkansas 72212. The Chief Legal Officer may facilitate or direct such communications with the board of directors or individual directors by reviewing, sorting and summarizing such communications. In general, all such communications will be referred to the board of directors or individual directors for consideration, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.
Where can I find the voting results of the Annual Meeting?
Westrock will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
Who is Westrock Group, LLC?
Westrock Group, LLC (“Westrock Group”) is the Company's largest shareholder. As of April 10, 2023, Westrock Group owned 23,163,104 shares of Company common stock, representing approximately 23.4% of the Company's common stock on an as-converted basis. Mr. Scott T. Ford, the CEO of the Company and a member of the board of directors, owns a controlling interest in Westrock Group through his ownership and control of Greenbrier Holdings, LLC (the controlling member and manager of Westrock Group), which provides him with the sole power to vote and dispose of the shares of the Company held by Westrock Group. Joe T. Ford, the chairman of the board of directors of the Company, owns a 34% interest in Westrock Group through his ownership and control of Wooster Capital, LLC. Additionally, Sam T. Ford, Joseph S. Ford and William A. Ford each own a less-than-5% interest in Westrock Group, either directly or through a family limited partnership, giving each an interest in the Company to the extent of his individual pecuniary interests in Westrock Group.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

There are currently ten directors serving on the board of directors. Our certificate of incorporation provides for a classified board of directors divided into three classes serving staggered three-year terms that will be phased out by 2028. The terms of the three current Class I directors, Joe T. Ford, Mark A. Edmunds, and Oluwatoyin Umesiri, expire at the 2023 Annual Meeting. Upon the recommendation of the Nominating & Corporate Governance Committee, the board of directors has nominated each of Mr. Joe T. Ford, Mr. Edmunds and Ms. Umesiri to stand for election as a director at the 2023 Annual Meeting and, if elected, to serve until the 2026 annual meeting of stockholders and until such director’s successors are elected and qualified or until such director’s earlier death, resignation or removal. Pursuant to the Investor Rights Agreement, which is described in greater detail below in the section titled “Corporate Governance – Board Size and Composition”, the applicable Investor Parties (as defined in the section titled “Corporate Governance – Investor Rights Agreement”) designated Mr. Ford and Mr. Edmunds for appointment to the board of directors. Pursuant to the Transaction Agreement (as defined in the section titled “Relationships and Certain Related Transactions – Business Combination with Riverview”), Ms. Umesiri and Mr. Edmunds were initially appointed to the board of directors on August 26, 2022 in connection with the Closing of the Business Combination (as defined in the section titled “Relationships and Certain Related Transactions – Business Combination with Riverview”) as a designee of Westrock and Riverview, respectively.
Nominee	Age	Independent	Principal Occupation	Committee Memberships
Mark A. Edmunds	66	Yes	Executive Leadership Coach & former Partner & Vice Chairmam, Deloitte	Audit & Finance, Executive
Joe T. Ford	85	No	Chairman of the Board	-
Oluwatoyin Umesiri	40	Yes	CEO of Nazaru LLC	Nominating & Corporate Governance
The board of directors expects that each of the nominees will be available for election but, in the event that any of them is not available, proxies received will be voted for substitute nominees to be designated by the board of directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.
Board Recommendation
The board of directors unanimously recommends that stockholders vote “FOR” each of the nominees listed below.
Holders of proxies solicited by this Proxy Statement will vote the proxies they receive as directed on the proxy card, or, if no direction is made, for the election of the board of directors’ three nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees. Set forth below is biographical information discussed in more detail for each nominee (and our other continuing directors), including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on the board of directors.

Nominees for Director with Terms Expiring in 2026
(Class I Directors)

Joe T. Ford is a co-founder of Westrock and has served as Chairman of Westrock since 2009. Mr. Ford also co-founded Westrock Group, where he has served as Chairman since 2013, and Westrock Asset Management, LLC, a global alternative investment firm, where he has served as Chairman from 2009 to 2022. Previously, Mr. Ford served as President of Allied Telephone Company, a provider of wireless voice and data communications services, from 1977 to 1983, President and Chief Operating Officer of Alltel Corporation from 1983 to 1987, President and Chief Executive Officer of Alltel Corporation from 1987 to 1991, and Chief Executive Officer and Chairman of Alltel Corporation from 1991 to 2002. Previously, he has served on the board of directors of Dial Corporation, Duke Energy Company, Eltek Ltd., Beverly Enterprises Company, EnPro Industries, Inc. and Textron Inc. Mr. Ford holds a B.A. in Business Administration from the University of Arkansas.
We believe Mr. Ford is qualified to serve as a member of our board of directors because of his extensive business, finance and leadership experience, including leadership of Westrock. In addition, Mr. Ford, through his affiliation with Westrock Group, has a substantial personal interest in the Company that aligns his interests with those of the Company’s stockholder base.

Joe T. Ford Age: 85 Co-Founder and Chairman Class I (term expires 2023) Director since 2009 Committees: None

Mark A. Edmunds joined the board of directors of Westrock in 2022. Mr. Edmunds served as an independent director of Riverview Acquisition Corp. Mr. Edmunds retired from Deloitte in 2019 as Partner and Vice Chairman. Now based in Austin, he is a leadership coach for executives around the world. During his 38-year tenure at Deloitte, Mr. Edmunds held several leadership roles within the firm, including US leader of Energy/Utilities, West Region Managing Partner, US Board of Directors and Chair of Global Committee. He has also led the Americas and Asia Pacific Oil and Gas sectors from San Francisco and Singapore respectively. Mr. Edmunds served as lead and advisory partner for a number of Deloitte’s strategic clients, including public and private companies in the U.S. Mr. Edmunds’ primary industry focus has been energy & utilities throughout his career, including a short sabbatical from the firm to serve the Independent Petroleum Association of America in Washington, D.C. Mr. Edmunds served on the Audit and Compensation Committees of Chesapeake Energy Corporation from August 2018 until February 2021. He participated in the Executive Committee of the California Chamber of Commerce from 2001 to 2007, and from 2006 to 2011 in the Executive Committee of the Bay Area Council. Mr. Edmunds graduated from The University of Texas at Austin with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant and a member of the AICPA and the Texas CPA Society. Mr. Edmunds qualifies as an audit committee financial expert under applicable SEC rules.
We believe Mr. Edmunds is qualified to serve as a member of our board of directors because of his extensive accounting, finance and leadership experience.

Mark A. Edmunds Age: 66 Independent Director Class I (term expires 2023) Director since 2022 Committees: Audit & Finance (Chair) Executive

Oluwatoyin Umesiri joined the board of directors of Westrock in 2022. Ms. Umesiri founded and has served as Chief Executive Officer of Nazaru LLC, a business services company that advances trade with Africa, since 2017. In 2022, Ms. Umesiri was appointed by the U.S. Secretary of Commerce to serve as a member on the Illinois District Export Council. Previously, Ms. Umesiri served in various portfolio management roles at Walmart Inc. from 2013 to 2017 and various senior analyst roles at Whirlpool Corporation from 2006 to 2012. Additionally, Ms. Umesiri served as Ambassador for Intra-African Trade Fair by appointment of the African Export-Import Bank (Afreximbank) and the African Union (AU). Ms. Umesiri holds a B.S. in Mathematical Sciences with a focus on Computer Science from the University of Agriculture, Abeokuta, Nigeria and a M.S. in Information Systems from Central Michigan University. Since 2006, as a Certified SAP Expert and Technologist, Ms. Umesiri has led the implementation of Global Supply Chain solutions and Enterprise Resource Planning (ERP) Systems in both Manufacturing and Retail Industries.
We believe Ms. Umesiri is qualified to serve as a member of our board of directors because of her extensive business and leadership experience.

Oluwatoyin Umesiri Age: 40 Independent Director Class I (term expires 2023) Director since 2022 Committees: Nominating & Corporate Governance
Information about our Other Continuing Directors
(Class II & III Directors)

R. Patrick Kruczek has served as a director of Westrock since February 2020. Mr. Kruczek has served as Managing Director, Co-Manager and Principal of BBH Capital Partners since 2016, where he focuses on investment activities and providing post-investment oversight to portfolio companies, as well as day-to-day management. Prior to joining BBH in 2016, Mr. Kruczek spent 20 years at Morgan Keegan & Company, a full-service investment firm, where he served in various roles in investment banking and equity capital markets, as well as President and Chief Operating Officer and a member of the firm’s Executive Committee. He has also served on the board of directors of APP Holdco, LLC (dba American Physician Partners) since December 2016, Utility Pipeline, Ltd since April 2017, Sunstar Insurance Group, LLC since June 2020, Tower Ventures, LLC since July 2020, GIFTED Healthcare since June 2021 and Synnex Holdings since February 2022. Mr. Kruczek holds a B.B.A. in Accountancy from the University of Notre Dame and an MBA from University of Tennessee Knoxville. Mr. Kruczek qualifies as an audit committee financial expert under applicable SEC rules.
We believe Mr. Kruczek is qualified to serve as a member of our board of directors because of his extensive business, leadership and finance experience.

R. Patrick Kruczek Age: 58 Independent Director Class II (term expires 2024) Director since 2020 Committees: Audit & Finance Compensation Executive

R. Brad Martin joined the board of directors of Westrock in 2022. Mr. Martin served as Chairman of Riverview Acquisition Corp.’s board of directors and Riverview Acquisition Corp.’s Chief Executive Officer. In addition, Mr. Martin has served as Chairman of RBM Ventures, a private investment company, since 2007. Mr. Martin is Vice Chairman of the Board of FedEx Corporation where he chairs its Audit and Finance Committee, and a member of the board of directors of Pilot Company. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 – 2006 and Executive Chairman of Saks from 2006 until his retirement in 2007. He served as Non-Executive Chairman of the Board of Chesapeake Energy Corporation from October, 2015 to February, 2021. He has previously served as a director of lululemon athletica, Inc., where he served as its Lead Director, First Horizon National Corporation where he chaired its Executive Committee, Caesars Entertainment Corporation, Dillard’s Inc. where he chaired its Audit Committee, Gaylord Entertainment Company where he chaired its Audit Committee, and Ruby Tuesday, Inc. He is a former Interim President of the University of Memphis, a position he held from July, 2013 until May, 2014. Mr. Martin served five terms as a member of the Tennessee House of Representatives and holds the distinction of being the youngest person ever elected to the Tennessee legislature. He is involved in a number of civic and philanthropic activities and chairs the Martin Family Foundation. Mr. Martin graduated from the University of Memphis where he served as President of the student body and earned a Master’s in business administration from Owen Graduate School of Management at Vanderbilt University.
We believe Mr. Martin is qualified to serve as a member of our board of directors because of his extensive business, finance and leadership experience.

R. Brad Martin Age: 71 Independent Director Lead Director Class II (term expires 2024) Director since 2022 Committees: Compensation (Chair) Executive (Chair)

Josie C. Natori has served as a director of Westrock since 2020. Ms. Natori has served as the Founder and Chief Executive Officer of The Natori Company, a global fashion lifestyle company, since 1977. Prior to 1977, she spent 9 years on Wall Street and became the first female Vice President of investment banking at Merrill Lynch. Ms. Natori currently serves on the boards of the Asian Cultural Council, Orchestra of St. Luke’s and the Statute of Liberty Ellis Island Foundation. Previously, Ms. Natori served as a director of Alltel Corporation.
We believe Ms. Natori is qualified to serve as a member of our board of directors because of her extensive business, finance and leadership experience.

Josie C. Natori Age: 75 Independent Director Class II (term expires 2024) Director since 2020 Committees: Compensation

Scott T. Ford is a co-founder of Westrock, and has served as Chief Executive Officer of Westrock since 2009. Mr. Ford also co-founded Westrock Group, an investment firm and holder of more than 5% of Westrock’s voting securities, where he has served as Chief Executive Officer since 2013, and Westrock Asset Management, LLC, a global alternative investment firm, where he served as Chief Executive Officer and Chief Investment Officer from 2014 to 2022 and as Chairman since 2022. Mr. Ford also serves as Chief Executive Officer of various subsidiaries of Westrock. Previously, Mr. Ford served as President and Chief Executive Officer of Alltel Corporation, a provider of wireless voice and data communication services, from 2002 to 2009. Prior to that, Mr. Ford served as President and Chief Operating Officer of Alltel Corporation from 1998 to 2002. He has served on the board of directors of AT&T Inc., a telecommunications company and provider of mobile telephone services, since 2012, and Agaciro Development Fund, the sovereign wealth fund for the Republic of Rwanda, since 2014, and Special Advisor to The Stephens Group, LLC, since 2017. He previously served as a director of Bear State Financial, Inc., a bank holding company, from 2011 to 2018 and a director of Tyson Foods, a company that operates in the food industry, from 2005 to 2007. Mr. Ford holds a B.S.B.A in Finance from the University of Arkansas.
We believe Mr. Ford is qualified to serve as a member of our board of directors because of his extensive business, finance, sales and leadership experience, including leadership of Westrock. In addition, Mr. Ford, through his affiliation with Westrock Group, has a substantial personal interest in the Company that aligns his interests with those of the Company’s stockholder base.

Scott T. Ford Age: 60 Co-Founder and CEO Class III (term expires 2025) Director since 2009 Committees: Executive

Hugh McColl, III joined the board of directors of Westrock in 2022. Mr. McColl has served as Co-Managing Member of Collwick Capital LLC, a fund of funds, since 2010 and Managing Member of McColl Brothers Lockwood, a family investment office, since 2006. Mr. McColl has also served as a Senior Advisor of BBH Capital Partners, a holder of 5% or more of Westrock’s voting securities, since 2015. Mr. McColl has served on the boards of directors of Heritage Brands Inc. since 2019, MIRA Pharmaceuticals since 2021, Foro Holdings Inc. since 2022 and Telomir Pharmaceuticals since 2022. Mr. McColl holds a B.S.B.A. in Finance from the University of North Carolina and an MBA from the Darden School of Business.
We believe Mr. McColl is qualified to serve as a member of our board of directors because of his extensive business and finance experience.

Hugh McColl, III Age: 62 Independent Director Class III (term expires 2025) Director since 2022 Committees: Nominating & Corporate Governance (Chair)

Jeffrey H. Fox has served as a director of Westrock since 2020. Mr. Fox founded Circumference Group LLC, an investment firm, in 2009 and currently serves as the Chief Executive Officer. From 2017 to 2021, Mr. Fox served as President, Chief Executive Officer and a director of Endurance International Group Holdings, Inc., a provider of cloud-based platform solutions, where he led the focused transformation of the Endurance multi-brand portfolio into a successful organic growth platform and the sale of the company to Clearlake Capital Group in 2021. Prior to joining Endurance, Mr. Fox served as Chief Executive Officer and then Chairman of the Board of Convergys Corporation, a customer management company, from 2010 through its acquisition by Synnex Corporation in 2018. Prior to Convergys, Mr. Fox held multiple positions at Alltel Corporation from 1996 to 2009, including Chief Operating Officer. Previously, Mr. Fox served on the board of directors of Avis Budget Group, Inc., a global provider of mobility solutions, from July 2013 to May 2020 and Blackhawk Network Holdings, Inc., a gift card and payments company, from April 2017 to October 2017. Mr. Fox holds a B.A. in Economics from Duke University. Mr. Fox qualifies as an audit committee financial expert under applicable SEC rules.
We believe Mr. Fox is qualified to serve as a member of our board of directors because of his extensive finance, operations and leadership experience.

Jeffrey H. Fox Age: 61 Independent Director Class III (term expires 2025) Director since 2020 Committees: Audit & Finance Executive

Leslie Starr Keating joined the board of directors of Westrock in 2022. Ms. Keating served as an independent director of Riverview Acquisition Corp. Ms. Keating has 35 years of leadership experience in the consumer products industry. Ms. Keating served as EVP Supply Strategy and Transformation for Advance Auto Parts from March 2017 until her retirement in December 2018. Prior to joining Advance, Ms. Keating was with PepsiCo for over 31 years and served as the SVP PepsiCo Supply Chain from 2008 until her retirement in 2017 with responsibility for Frito Lay’s North American Supply Chain. Previous to her role as SVP Supply Chain, Ms. Keating served as SVP of Commercialization and Supply Chain. Before joining PepsiCo Ms. Keating started her career with Procter and Gamble. Ms. Keating has advised boards in compliance, organizational effectiveness and governance, and she has served on the board of directors of SunOpta, Inc. since July 2019. She served on the board of directors of Chesapeake Energy Corporation from September 2017 to February 2021. Ms. Keating earned her bachelors in science in Mechanical Engineering from Virginia Tech and her master’s in business administration from Georgia State University.
We believe Ms. Keating is qualified to serve as a member of our board of directors because of her extensive operational and leadership experience.

Leslie Starr Keating Age: 62 Independent Director Class III (term expires 2025) Director since 2022 Committees: Compensation Nominating & Corporate Governance

Board of Directors at a Glance

INDEPENDENCE

2
80%
Independent
Directors
8

AGE

30-54 Yrs
1
55-64 Yrs
5
65 + Yrs
4
Average Age:
~ 64 yrs

GENDER

3
30%
Female
Directors
7

DIVERSITY*

3
30%
Diverse
Directors
7

*Women and/or members of underrepresented minority groups
Director Skills Matrix
Expertise/ Qualification	J. Ford	S. Ford	Edmunds	Umesiri	Kruczek	Martin	Natori	McColl	Fox	Keating
Industry Experience	•	•								•
Senior Leadership Experience	•	•	•	•	•	•	•		•	•
Accounting/Finance	•	•	•	•	•	•		•	•
Business Development & Strategy	•	•	•	•	•	•	•	•	•	•
Supply Chain				•		•				•
International Experience	•	•	•	•		•				•
Corporate Governance	•	•	•			•		•	•	•
Risk Management	•	•	•	•	•	•			•
Brand Marketing Experience						•	•			•
Public Company Board Experience	•	•	•			•	•			•
Strategic Planning	•	•	•	•	•	•	•	•	•	•

Board Diversity
The table below provides certain highlights of the composition of the members of the board of directors and nominees as of April 27, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
BOARD DIVERSITY MATRIX (AS OF APRIL 27, 2023)
Total Number of Directors			10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	-	-
Part II: Demographic Background				-
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographics Background	-	-	-	-

CORPORATE GOVERNANCE

Corporate Governance Highlights
•
Separate Board Chairman and CEO roles

•
Independent Lead Director

•
8 of 10 directors are independent

•
3 of 10 directors are women and/or members of underrepresented minority groups

•
Our Audit & Finance, Compensation and Nominating & Corporate Governance Committees are made up of independent directors

•
Annual Board and committee self-evaluations and review of charters

•
Phase-out of classified board structure starting in 2026 (full declassification by 2028)

•
No perquisites or post-retirement benefits

Board Independence
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of R. Patrick Kruczek, Hugh McColl, III, R. Brad Martin, Mark A. Edmunds, Josie C. Natori, Leslie Starr Keating, Oluwatoyin Umesiri and Jeffrey H. Fox are “independent” as defined under the Nasdaq listing rules. Our board of directors has also determined that each of Mark A. Edmunds, Jeffrey H. Fox and R. Patrick Kruczek, who serve on our Audit & Finance Committee, satisfy the independence standards for that committee established by the SEC and the Nasdaq listing rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with Westrock and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.
Board Leadership Structure
As set forth in Westrock’s Corporate Governance Guidelines, the Company has no fixed policy with respect to the separation of the offices of Chairperson of the board of directors and the CEO. When the position of Chairperson of the board of directors is not held by an independent director, the Corporate Governance Guidelines provide that the independent directors shall appoint an independent director to serve as the Lead Director. The duties and responsibilities of the Lead Director are described in greater detail in the Company’s Corporate Governance Guidelines. The roles of the Chairman of the Board of Directors and CEO are currently performed by separate individuals. Joe T. Ford serves as Chairman, Scott T. Ford serves as CEO and R. Brad Martin serves as the Lead Director. The board of directors believes this leadership structure improves the ability of the board of directors to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Westrock. The board of directors believes that having an independent Lead Director strengthens Westrock’s corporate governance structure by allowing the Lead Director to convene executive sessions with independent directors.
Family Relationships
Joe T. Ford is Scott T. Ford’s father, and Scott T. Ford is William A. Ford’s father. Other than the foregoing, there are no family relationships between our board of directors and our executive officers.
Board Size and Composition
The number of directors who serve on the board of directors is currently set at 10 and may be fixed from time to time by the board of directors in the manner provided in the Company’s bylaws. The current members of the board of directors are Mark A. Edmunds, Joe T. Ford, Scott T. Ford, Jeffrey H. Fox, Leslie

Starr Keating, R. Patrick Kruczek, R. Brad Martin, Hugh McColl, III, Josie C. Natori, Oluwatoyin Umesiri. Biographical information regarding each of the current directors is available above under “Proposal No. 1 – Election of Directors.”
Classified Board Structure and Sunset
Our certificate of incorporation and bylaws provide that our board of directors is classified and divided into three classes, with Class III consisting of four directors and Classes I and II each consisting of three directors. The directors designated as Class I, II and III directors have terms expiring at the 2023, 2024 and 2025 annual meeting of stockholders, respectively. Starting at the Annual Meeting, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. Under the classified board provisions, it may take two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Westrock.
Beginning at the first annual meeting of stockholders in 2026, the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The board of directors will be fully declassified following the annual meeting in 2028 with all directors standing for election for one-year terms.
Investor Rights Agreement
On April 4, 2022, Westrock entered into the Investor Rights Agreement (the “Investor Rights Agreement”) with (i) Westrock Group, LLC, The Stephens Group, LLC, Sowell Westrock, L.P. and any affiliate of Joe T. Ford, Scott T. Ford, Witt Stephens, Jim Sowell or their respective families that becomes an owner of any shares of Westrock’s common stock from another WCC Investor and becomes a party to the Investor Rights Agreement, so long as such person remains an affiliate of Joe T. Ford, Scott T. Ford, Witt Stephens, Jim Sowell or their families (the “WCC Investors”), (ii) BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, and any controlled affiliate of Brown Brothers Harriman & Co. (the “BBH Investors”) that becomes an owner of any shares of Westrock’s common stock or the Series A Convertible Preferred Stock from another BBH Investor and becomes a party to the Investor Rights Agreement, so long as such person remains a controlled affiliate of Brown Brothers Harriman & Co. and (iii) Riverview Sponsor Partners, LLC (“Riverview Sponsor,” together with the WCC Investors and BBH Investors, the “Investor Parties”), which includes certain director designation rights which are set forth in more detail below.
Pursuant to the Investor Rights Agreement, the WCC Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class III) for so long as the initial WCC Investors collectively beneficially own at least 10% of the outstanding stock of the Company (on an as-converted basis to shares of common stock) and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the WCC Investors collectively beneficially own at least 5%, but less than 10%, of the outstanding stock of the Company (on an as-converted basis). The BBH Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class II and one director will be for Class III) for so long as the BBH Investors collectively beneficially own at least 10% of the outstanding stock of the Company (on an as-converted basis to shares of common stock) and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the BBH Investors collectively beneficially own at least 5%, but less than 10%, of the outstanding stock of the Company (on an as-converted basis to shares of common stock); provided that, such designated directors must satisfy the independence requirements under the Nasdaq listing standards. Riverview Sponsor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class II) for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and the PIPE Investors who invested in the Company by purchasing Riverview shares collectively beneficially own at least 10% of the outstanding stock of the Company (on an as-converted basis to shares of common stock) and (b) one director (of which, so long as the Westrock board of directors is classified, will be for Class I), for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and such PIPE Investors collectively beneficially own at least 5%, but less than 10%, of the outstanding stock of the Company (on an as-converted basis to shares of common stock); provided that, such designated directors must satisfy independence requirements under the Nasdaq listing standards. The remaining directors will be designated for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock by the Nominating & Corporate Governance Committee of the Westrock board of directors and must satisfy independence requirements under the Nasdaq listing standards.
If the BBH Investors have the right to nominate at least one director and none of the directors designated by BBH are R. Patrick Kruczek or Matthew Salsbury (the “Specified BBH Individuals”), Westrock is required to appoint one Specified BBH Individual not then serving as a director on the Westrock board of directors as a non-voting observer of the Westrock board of directors.
Pursuant to the Investor Rights Agreement, any increase or decrease of the size of the Westrock board of directors above or below ten directors will require the consent of each of the WCC Investors, the BBH Investors and Riverview Sponsor, so long as such investor group has the right to designate at least one director. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by Westrock’s stockholders (and no other director has been elected by the stockholders of Westrock to fill such vacancy) of a director designated by the WCC Investors, the BBH Investors or Riverview Sponsor, the applicable designating party will have the right to designate a replacement to fill such vacancy and the Westrock board of directors will use reasonable best efforts to cause such designee to be promptly appointed to the Westrock board of directors to fill such vacancy, subject to applicable law.
In addition to the foregoing, the Investor Rights Agreement also provides other customary covenants and restrictions between the Investor Parties and the Company. For more information, please refer to the full text of the Investor Rights Agreement, which the Company has included as Exhibit 4.4 to its Annual Report on Form 10-K filed on March 21, 2023.
Identification of Director Nominees
Notwithstanding the director designation rights set forth in the Investor Rights Agreement, the Nominating & Corporate Governance Committee is responsible for reviewing the qualifications and independence of the members of the board and its various committees on a periodic basis as well as the composition of the board of directors as a whole. This assessment will include members’ qualifications as to independence and diversity, as required by Nasdaq, as well as consideration of age, skills and experience in the context of the needs of the board of directors. Nominees for directorship will be recommended to the board of directors by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee actively seeks diverse and qualified individuals to become directors for recommendation to the board of directors. While the Nominating & Corporate Governance Committee does not have a formal policy on diversity with regards to the consideration of director nominees, the Nominating & Corporate Governance Committee considers diversity in its selection of nominees and proactively seeks diverse director candidates to ensure a representation of varied perspectives and experience in the boardroom.
The Nominating & Corporate Governance Committee will consider director candidates recommended by stockholders. To qualify for such consideration, stockholder recommendations must be submitted to the Nominating & Corporate Governance Committee at the address provided above in the section of this Proxy Statement titled “Questions and Answers about Our 2023 Annual Meeting” and received by the Company’s Secretary no later than 120 calendar days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. The Nominating & Corporate Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Nominating & Corporate Governance Committee intends to evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources.
Meetings of the Board of Directors
The board of directors holds at least four regularly scheduled meetings each year, in person or telephonically. Directors are expected to attend the annual meeting of stockholders, board meetings and meetings of the committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2022, the board of directors met 15 times and acted by unanimous written consent 3 times. All of the directors attended at least 75% of the meetings of the board of directors and committees on which they served during the periods in which they served.
Executive Sessions
Westrock’s Corporate Governance Guidelines specify that the non-management directors will meet periodically in executive sessions. If the non-management directors include any directors who are not “independent” pursuant to the board of directors’ standards for determining independence, at least one executive session will include only independent directors. The Chairperson (or, if the position of Chairperson is held by the CEO or a director who is not “independent” pursuant to the Board’s standards for determining independence, as applicable, the Lead Director) will preside over executive sessions.
Corporate Social Responsibility
For more details on our corporate citizenship and sustainability efforts, please see our annual sustainability reports, which are available on our website, www.westrockcoffee.com, under the “Who We Are – Our Impact” tab (information on the Company’s website is not incorporated by reference herein).
Code of Ethics
Our board of directors has adopted a code of business conduct and ethics, or “Code of Ethics,” which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The board of directors also adopted the Westrock Coffee Company Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Supplemental Code of Ethics”). The Supplemental Code of Ethics applies to the Company’s Chief Executive Officer, President, if any, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics and Supplemental Code of Ethics are available on our website at www.investors.westrockcoffee.com under the “Governance – Governance Overview” tab (information on the Company’s website is not incorporated by reference herein). If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers or Supplemental Code, we will publicly disclose such amendment or waiver as required by applicable law.
Hedging Policy
Pursuant to our insider trading policy, all employees, officers and directors of the Company are prohibited from engaging in transactions of a speculative nature in Company securities. Examples of prohibited speculative transactions include short-term, “in-and-out” trading, short sales, sales against the box, transactions on margin, transactions based on rumors or speculation of extraordinary corporate transactions or other significant developments that might involve the Company and transactions in publicly traded put, call or other options on the Company’s securities.
Committees of the Board of Directors
The board of directors has four standing committees: the Audit & Finance Committee, the Compensation Committee, the Nominating & Corporate Governance Committee and the Executive Committee. Each

committee has a written charter that is available on our investor relations website at www.investors.westrockcoffee.com under the “Governance – Governance Overview” tab (information on the Company’s website is not incorporated by reference herein) and, with the exception of the Executive Committee, is comprised entirely of directors whom the board of directors has determined are independent under applicable Nasdaq listing standards and SEC rules. Each committee reviews and assesses its charter annually.

Audit & Finance Committee Mark A. Edmunds (chair) Jeffrey H. Fox R. Patrick Kruczek
The Audit & Finance Committee’s primary responsibilities include: overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls; reviewing the effectiveness of our legal and regulatory compliance programs; overseeing our financial reporting process, including the filing of financial reports; and selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them. In addition, the Audit & Finance Committee monitors all major financial matters pertaining to the Company, assists the board of directors in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure.The Audit & Finance Committee met once during fiscal 2022 following its establishment in connection with the Closing of the Business Combination.
The Westrock board of directors has determined that Mark A. Edmunds, R. Patrick Kruczek and Jeffrey H. Fox are “audit committee financial experts” as defined by applicable SEC rules.

Compensation Committee R. Brad Martin (chair) Leslie Starr Keating R. Patrick Kruczek Josie C. Natori
The Compensation Committee’s responsibilities include: ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage; evaluating and approving compensation and setting performance criteria for compensation programs for our CEO and other executive officers; evaluating the company’s culture and strategies relating to human capital management, including talent development, performance against talent and diversity goals, significant conduct issues, and related employee actions, and overseeing the implementation and administration of our compensation plans. The Compensation Committee met once during fiscal 2022 following its establishment in connection with the Closing of the Business Combination.
Compensation Committee Interlocks and Insider Participation
None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Nominating & Corporate Governance Committee Hugh McColl, III (chair) Leslie Starr Keating Oluwatoyin Umesiri
The Nominating & Corporate Governance Committee’s responsibilities include: recommending nominees for our board of directors and its committees; recommending the size and composition of our board of directors and its committees; reviewing our corporate governance guidelines and proposed amendments to our certificate of incorporation and bylaws; and reviewing and making recommendations to address stockholder proposals. The Nominating & Corporate Governance Committee met once during fiscal 2022 following its establishment in connection with the Closing of the Business Combination.

Executive Committee R. Brad Martin (chair) Mark A. Edmunds Scott T. Ford Jeffrey H. Fox R. Patrick Kruczek
The Executive Committee has the full power and authority to act on behalf of the board of directors during the intervals between scheduled meetings of the board of directors, subject to certain limitations. The Executive Committee met once during fiscal 2022 following its establishment in connection with the Closing of the Business Combination.

Board and Committee Self-Evaluations
As set forth in Westrock’s Corporate Governance Guidelines, the board of directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating & Corporate Governance Committee will receive comments from all directors and report annually with an assessment on the board’s performance. This assessment will be discussed by the full board following the end of each fiscal year. The board of directors believes that this self-evaluation process is fundamental in supporting continued improvement through thoughtful and comprehensive discussions.
Risk Oversight
The board of directors maintains an active role, including at the committee level, in overseeing management of the Company’s various risk exposures. While the board of directors is ultimately responsible for overall risk oversight for the Company, certain of the board’s committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit & Finance Committee oversees the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the Audit & Finance Committee oversees the Company’s cybersecurity-related risks. The Compensation Committee oversees risks relating to the design and implementation of the Company’s compensation policies and procedures.
The board of directors’ discharge of its risk oversight role has not specifically affected its leadership structure discussed above. The board of directors will regularly review its leadership structure and evaluate whether it, and the Board as a whole, is functioning effectively. If in the future the board of directors believes that a change in its leadership structure is required to, or potentially could, improve the board of directors’ risk oversight role, it may make any change it deems appropriate.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is biographical information with respect to each current executive officer of the Company. In addition to the executive officers listed below, Mr. Scott T. Ford, who also serves as a director of the Company, is an executive officer of the Company. Biographical information regarding Mr. Scott T. Ford is included above under “Proposal No. 1 – Election of Directors.”

T. Christopher Pledger has served as the Chief Financial Officer of Westrock since January 2021 and President of Westrock Coffee International, LLC, a subsidiary of Westrock, since November 2017. In these roles, Mr. Pledger oversees all finance, accounting, and tax functions of Westrock worldwide, leads the sourcing, negotiating, structuring and execution of strategic acquisitions/investments across Westrock’s businesses, and manages the global expansion of Westrock’s trading and export operations. Previously, Mr. Pledger served as Chief Legal Officer and Head of Corporate Development of Westrock from February 2020 to January 2021, and as General Counsel of Westrock from October 2013 to February 2020. Mr. Pledger currently serves on the board of directors of Falcon Coffees Limited and Rwanda Trading Company, subsidiaries of Westrock. Mr. Pledger is also the general counsel of Westrock Group. Mr. Pledger has a B.A. in Economics from Centenary College of Louisiana and a Juris Doctorate from the Paul M. Hebert Law Center at Louisiana State University.

T. Christopher Pledger Age: 50 Chief Financial Officer

William A. Ford has served as Group President – Operations of Westrock Beverage Solutions, LLC (f/k/a Westrock Coffee Company, LLC) (“WBS”), a subsidiary of Westrock, since 2020. Since starting with Westrock in 2016, Mr. Ford has worked with several Westrock entities around the world focusing on multiple aspects of the coffee trade. Currently, Mr. Ford oversees production, operations, supply chain and distribution logistics for all of Westrock’s facilities within the Beverage Solutions segment. Mr. Ford also serves on the boards of the National Coffee Association (NCA) and the Greater Little Rock Chamber of Commerce. Mr. Ford holds a master’s degree in Coffee Economics and Science from Illy Universtatá del Caffé in Trieste, Italy. He received his B.A. in Communications from Baylor University in Waco, Texas.

William A. Ford Age: 29 Group President – Operations of WBS

Robert P. McKinney has served as Chief Legal Officer and Corporate Secretary of Westrock since January 2021. Previously, Mr. McKinney served as Senior Vice President and General Counsel of S. &D. Coffee, Inc., a subsidiary of Westrock, from January 2020 to January 2021. Prior to joining Westrock, Mr. McKinney first served as Deputy General Counsel, then as Vice President and Deputy General Counsel, and finally as Senior Vice President, General Counsel and Corporate Secretary for Babcock & Wilcox Enterprises, Inc., a renewable, environmental and thermal energy technologies and service provider, from January 2015 through December 2019. From 2002 until 2014, Mr. McKinney held several roles of increasing responsibility at EnPro Industries, Inc., an industrial technology company, first as Deputy General Counsel and later as Vice President-Human Resources. Having served in several public companies, Mr. McKinney has a broad background in mergers, acquisitions, securities and corporate governance. Mr. McKinney started his legal career as an associate with Smith Helms Mulliss & Moore. Mr. McKinney earned a B.A. in Economics and a B.A. in Political Science from the University of North Carolina at Chapel Hill, a Juris Doctorate from Vanderbilt University and an MBA from Queens University.

Robert P. McKinney Age: 59 Chief Legal Officer and Corporate Secretary

Blake Schuhmacher has served as Chief Accounting Officer of Westrock since May 2021. Previously, Mr. Schuhmacher served as Chief Accounting Officer of Uniti Group Inc., a real estate investment trust, from October 2014 through May 2021. Prior to that, Mr. Schuhmacher served as Senior Manager – Financial Planning and Analysis at Wright Medical Technology, an orthopedic medical device company, from May 2012 through October 2014. Mr. Schuhmacher began his career in the assurance practice of PricewaterhouseCoopers LLP, and subsequently joined Ernst & Young LLP, where he served as Senior Manager, Assurance at the time of his departure in May 2012. Mr. Schuhmacher is a licensed CPA in the state of Tennessee and holds a B.A. in Business Administration and an M.S. in Accounting from Rhodes College.

Blake Schuhmacher Age: 45 Chief Accounting Officer

EXECUTIVE COMPENSATION

The Summary Compensation table below quantifies the value of the different forms of compensation earned by or awarded to the named executive officers (“NEOs”) for fiscal years 2022 and 2021. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives. The NEOs also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation table, as further described in footnote 6 to the table.
The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal Year-End table provides further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.
As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.
Summary Compensation Table
The following table shows the compensation awarded to, earned by or paid to Westrock’s named executive officers (“NEOs”) in fiscal year 2022.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Scott T. Ford CEO and Co-Founder	2022	1,161,539	-	2,302,000	-	234,000	-	14,152	3,711,691
	2021	1,000,000	500,000			423,000		2,308	1,925,308
T. Christopher Pledger CFO	2022	528,846	-	1,438,750	-	91,163	-	2,538	2,061,297
	2021	437,077	178,925		63,875	158,202		3,820	841,899
William A. Ford Group President – Operations of WBS	2022	340,385	-	1,438,750	-	58,013	-	8,510	1,845,658
	2021	284,615	85,000		25,550	107,865		5,587	508,617

(1)
Represents base salaries earned by the NEOs during fiscal years 2022 and 2021.

(2)
These amounts reflect the grant date fair value of restricted stock unit awards. We calculated the amounts in accordance with FASB ASC Topic 718.

(3)
Represents performance-based annual incentive cash bonuses earned by the NEOs in the years presented. Mr. Scott Ford declined to accept his awarded performance-based annual incentive cash bonus for fiscal 2022 of $234,000, resulting in an actual payout to Mr. Ford of $0. Upon Mr. Ford’s request, the bonus that otherwise would have been payable to him was allocated among other members of the management team (other than the NEOs) to increase their respective bonus payouts.

(4)
The amounts reflected in this column represent the sum of all other compensation received by the NEOs and are comprised of 401(k) matching contributions paid to the NEOs.

Narrative to Summary Compensation Table
During the fiscal year ended December 31, 2022, the principal components of compensation for Westrock NEOs were base salary, annual cash incentive awards and long-term equity incentive awards. Westrock NEOs were also eligible for specified health, welfare and retirement arrangements, and other benefits, as described below.
Process for Determining Executive Compensation
Role of the Compensation Committee
The Compensation Committee is charged with reviewing and approving the Company’s compensation strategy and practices and setting performance criteria with respect to the executive officers of the Company to ensure that the Company’s executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage. The Compensation Committee has the authority to form and delegate authority to subcommittees consisting of one or more members from time to time as it deems appropriate. The CEO may not be present during voting or deliberations on the CEO’s own compensation.
Role of Management
Our CEO provides the Compensation Committee with performance context and recommendations regarding the compensation arrangements for the Company’s other executive officers, including the NEOs. While the Compensation Committee values the judgment and input from the CEO, and considers the CEO’s recommendations, the Compensation Committee ultimately retains sole discretion to approve the compensation packages for each executive officer.
Role of the Compensation Consultant
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of any compensation consultant, outside legal counsel or other adviser as it determines appropriate. The committee also has sole authority to approve such consultant’s fees (the expense of which will be borne by Westrock) and other retention terms.
During 2022, neither the Company nor the Compensation Committee engaged a compensation consultant. In preparation of becoming a public company, the Company engaged KPMG Advisory (“KPMG”) to advise on and assist with various public company readiness activities, with a focus on accounting, finance, staffing and other matters in anticipation of our future as a public company. As part of that engagement, the Company and KPMG reviewed, among other things, all elements of our overall compensation programs, including those for our executive compensation program. We have reviewed and plan to continue to review all elements of our executive compensation program. We expect that our executive compensation program and compensation governance practices will continue to evolve to reflect our status as a new publicly-traded company, while still supporting our overall business and compensation objectives.
Compensation Components
Base Salaries
Base salary is a fixed component of an executive compensation program that is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities and other factors determined relevant by the Westrock board of directors. In 2021, the annual base salaries for the NEOs were set at the following levels: $1,000,000 for Mr. Scott T. Ford; $437,077 for Mr. Pledger; and $284,615 for Mr. William A. Ford. In light of their increased roles and responsibilities related to Westrock becoming a publicly traded company, their annual base salaries were increased in 2022 to $1,200,000 for Mr. Scott T. Ford, $550,000 for Mr. Pledger and $350,000 for Mr. William A. Ford.

Annual Cash Incentive Awards
During 2022, the NEOs were eligible for annual bonuses based on Westrock’s performance relative to specified Adjusted EBITDA goals related to our Beverage Solutions segment, provided that the final bonus amount was determined in the discretion of Westrock’s board of directors. EBITDA is defined as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented).
The annual bonus calculation is determined, in part, by reference to a predetermined, executive-specific numerical factor (100% for Mr. Scott T. Ford, 85% for Mr. Pledger, and 85% for Mr. William A. Ford, each, a “Personal Factor”). The annual bonus opportunity for each NEO was as follows:
Performance Level	Beverage Solutions Adjusted EBITDA Goals	Payout
Minimum Threshold	$50.0 million	50% of the product of the Personal Factor multiplied by the executive’s annual base salary
Target Opportunity	$65.0 million	100% of the product of the Personal Factor multiplied by the executive’s annual base salary
Maximum Opportunity	$80.0 million	150% of the product of the Personal Factor multiplied by the executive’s annual base salary
If performance exceeds the maximum opportunity, 10% of the excess Adjusted EBITDA is to be allocated to an executive bonus plan to be allocated by the CEO (the “Stretch Pool”), provided that if the CEO participates in the Stretch Pool, allocations to him will be subject to the approval of the board of directors, or its Compensation Committee, in consultation with the CEO.
In connection with the Closing of the Business Combination, the board of directors approved and adopted the Westrock Coffee Company Annual Cash Incentive Plan (the “Annual Incentive Plan”), effective as of August 26, 2022. The Annual Incentive Plan is administered by the Compensation Committee. The purpose of the Annual Incentive Plan is to provide an incentive for superior work and to motivate eligible employees of Westrock and its affiliates toward ever higher achievement and business results, to tie their goals and interests to those of Westrock and its stockholders, and to enable Westrock to attract and retain highly qualified employees. The Compensation Committee may select certain employees of Westrock or its affiliates, including its NEOs, to be participants in the Annual Incentive Plan. Starting in 2023, annual short-term cash incentive opportunities will be granted under the Annual Incentive Plan.
2022 Payouts
Based on actual Beverage Solutions Adjusted EBITDA performance in 2022 of $50.9 million, the NEOs were entitled to payouts equal to 52.8% of their target bonus opportunity. However, based upon the recommendation of the CEO and other executive team members, the Compensation Committee exercised its discretion to reduce the payouts under the Annual Incentive Plan to all participants, including the NEOs, by 33.3%, resulting in payouts to the NEOs equal to 19.5% of their target bonus opportunities. In addition, at Mr. Scott T. Ford’s request, the bonus that otherwise would have been payable to him was allocated among other members of the management team (other than the NEOs) to increase their respective bonus payouts.

Long-Term Equity Incentive Compensation
In connection with the Closing of the Business Combination, the board of directors and Westrock’s equityholders approved and adopted the Westrock Coffee Company 2022 Equity Incentive Plan (the “2022 EIP”), effective as of August 26, 2022. The Board had delegated administration of the 2022 EIP to the Compensation Committee. The 2022 EIP permits the grant of equity awards to our employees, including our NEOs. The purpose of the 2022 EIP is to (a) promote the long-term financial interests and growth of Westrock and its affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Westrock; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of plan participants with those of the stockholders of Westrock through opportunities for increased equity, or equity-based ownership, in Westrock. Awards may be granted under the 2022 EIP to directors, officers, employees and consultants of Westrock and its subsidiaries and affiliates. Awards may also be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from Westrock or its subsidiaries or affiliates. Subject to the terms and conditions of the 2022 EIP, the Compensation Committee has authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares to be covered by each award, and to determine the terms and conditions of any such awards.
On August 29, 2022, the Company granted 200,000 time-based restricted stock units to Mr. Scott T. Ford and 125,000 time-based restricted stock units to each of Mr. Pledger and Mr. William A. Ford. The awards were made pursuant to the 2022 EIP. The awards will vest annually in three equal installments starting on August 29, 2023, subject to the NEO’s continued employment through the applicable vesting dates.
Retirement Plans
Westrock maintains a 401(k) plan for the benefit of its employees, including the NEOs. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code , as amended (the “Code”), with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. Employees’ pre-tax and Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately fully vested in both their contributions and Westrock’s matching contributions. For 2022, Westrock matched 100% of each participant’s contributions up to 1% of such participant’s related eligible compensation, and then 50% of each participant’s contributions up to the next 5% of such participant’s related eligible compensation.
Other Employee Benefits
All Westrock full-time employees, including the NEOs, are eligible to participate in Westrock health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.
Westrock does not provide perquisites or postretirement welfare benefits to the NEOs. During employment, the NEOs participate in the broad-based employee health insurance plans available to employees of Westrock generally.
Westrock does not provide gross-ups of excise taxes under Section 4999 of the Code to Westrock NEOs.

Outstanding Equity Awards at Fiscal Year-End
The following table shows information regarding outstanding awards held by the individuals named below as of December 31, 2022.
	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Scott T. Ford							8/29/22	200,000(3)	2,672,000
T. Christopher Pledger	4/28/20	45,902	45,903	91,805	9.54	4/28/30	2/28/20	118,758(4)	1,586,607
	4/30/21	9,836	29,509	39,345	9.54	4/30/31	8/29/22	125,000(3)	1,670,000
	7/30/21	6,557	19,673	26,230	9.54	7/30/31
William A. Ford	4/28/20	65,575	65,575	131,150	9.54	4/28/30	8/29/22	125,000(3)	1,670,000
	7/30/21	6,557	19,673	26,230	9.54	7/30/31

(1)
Represents time-based option awards granted on April 28, 2020, April 30, 2021 and July 30, 2021, and which vest over four years, subject to the executive’s continued service.

(2)
Represents performance-based option awards granted on April 28, 2020, April 30, 2021 and July 30, 2021. The options will vest if the simple average of the daily volume weighted average price per share of common stock for 10 trading days in any consecutive 30-day period equals $18.50 per share, provided that the recipient is either still working for Westrock on the date of such realization event or that the performance goals are achieved within one year following a qualified termination of the recipient’s employment.

(3)
Represents restricted stock units granted on August 29, 2022 that will vest in three installments on each anniversary of the grant date, subject to the executive’s continued service.

(4)
Represents restricted common stock granted on February 28, 2020 that will vest on February 28, 2023, subject to the executive’s continued service.

(5)
This value was determined by multiplying the number of unvested restricted shares by the closing price of our common stock as reported on Nasdaq on December 30, 2022 (the last trading day of the year), which was $13.36.

Prior Equity Arrangements
Prior to the Business Combination, the Company sponsored the 2020 Unit Option Incentive Plan, which was amended and restated as the Westrock Coffee Company 2020 Stock Option Incentive Plan in connection with the Conversion (as defined in “Relationships and Certain Related Transactions — Business Combination with Riverview”). The plan was frozen and no additional awards may be granted under such plan. In connection with the conversion of the Company to a Delaware corporation as part of the Business Combination, all prior outstanding equity awards were converted into options or restricted stock units to purchase or acquire Westrock common stock (as applicable) of substantially equivalent value on the same material terms as applicable to the outstanding awards.
Employment Agreements
In connection with the Closing of the Business Combination, the Company entered into new employment agreements with each of the NEOs, which are described below. The new employment agreements supersede the employment between the Company and the NEOs that existed prior to the Business Combination.

Employment Agreement with Scott T. Ford
Westrock and Mr. Scott T. Ford have entered into an employment agreement (the “Ford Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the Ford Employment Agreement.
The Ford Employment Agreement provides that Mr. Scott T. Ford will serve as CEO and a member of the board of directors of Westrock. The term of the Ford Employment Agreement is five years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the Ford Employment Agreement, Mr. Scott T. Ford is entitled to an annual base salary of $1,200,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 100% of his annual base salary. Mr. Scott T. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Scott T. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the Ford Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years) following his termination. In the event of Mr. Scott T. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the Ford Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Scott T. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.
Employment Agreement with T. Christopher Pledger
Westrock and Mr. Pledger have entered into an employment agreement (the “Pledger Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the Pledger Employment Agreement.
The Pledger Employment Agreement provides that Mr. Pledger will serve as Chief Financial Officer. The term of the Pledger Employment Agreement is four years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the Pledger Employment Agreement, Mr. Pledger is entitled to an annual base salary of $550,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 85% of his annual base salary. Mr. Pledger is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Pledger’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the Pledger Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years). In the event of Mr. Pledger’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the Pledger Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Pledger.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.
Employment Agreement with William A. Ford
Westrock and Mr. William A. Ford have entered into an employment agreement (the “William A. Ford Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the William A. Ford Employment Agreement.
The William A. Ford Employment Agreement provides that Mr. William A. Ford will serve as Group President — Operations. The term of the William A. Ford Employment Agreement is four years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the William A. Ford Employment Agreement, Mr. William A. Ford is entitled to an annual base salary of $350,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 85% of his annual base salary. Mr. William A. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. William A. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the William A. Ford Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years). In the event of Mr. William A. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the William A. Ford Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. William A. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.

DIRECTOR COMPENSATION

Our board of directors has adopted a non-employee director compensation program, which provides each non-employee director with an annual cash retainer of $60,000 and an annual equity retainer of $90,000 that vests on the one year anniversary of the equity grant date. In addition, the chair of each of the Audit & Finance Committee, Compensation Committee, and Nominating & Corporate Governance Committee will receive an additional annual cash fee of $20,000, $15,000, and $15,000, respectively. In setting compensation for the members of the board of directors, the board of directors considered the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.
Prior to the Business Combination, Mr. Fox and Ms. Natori were the only directors compensated for their service on the board of directors and were each paid $50,000 for service in 2022 through the Closing of the Business Combination. Immediately following the Closing of the Business Combination, each director received (i) an initial equity grant of 9,000 restricted stock units that will vest in full on August 29, 2023, subject to continued service on the board of directors and (ii) half of the annual cash retainer (with the remainder to be paid in 2023).
Directors are also reimbursed for reasonable expenses incurred in the performance of their duties as members of the board of directors and any of its committees.
The following table shows the compensation earned by or paid to our non-employee directors during 2022:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Mark A. Edmunds	40,000	103,590	-	143,590
Joe T. Ford	30,000	103,590	-	133,590
Jeffrey H. Fox	80,000	103,590	-	183,590
Leslie Starr Keating	30,000	103,590	-	133,590
R. Patrick Kruczek	30,000	103,590	-	133,590
R. Brad Martin	37,500	103,590	-	141,090
Hugh McColl, III	37,500	103,590	-	141,090
Josie C. Natori	80,000	103,590	-	183,590
Oluwatoyin Umesiri	30,000	103,590	-	133,590

(1)
Represents each director’s annual retainer, chair fees and meeting fees for fiscal 2022, paid in cash.

(2)
All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing per share price of the Company’s common stock on the date of grant of the restricted stock units, computed in accordance with FASB ASC Topic 718.

AUDIT & FINANCE COMMITTEE REPORT

The primary purposes of the Audit & Finance Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit & Finance Committee assists the board of directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent registered public accountant, (iii) the performance of the Company’s internal audit function and independent registered public accountant (which reports directly to the Audit & Finance Committee) and (iv) the compliance by the Company with legal and regulatory requirements. The Audit & Finance Committee has the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company must provide appropriate funding, as determined by the Audit & Finance Committee, for payment of compensation to the independent registered public accountant for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit & Finance Committee, as well as funding for the payment of ordinary administrative expenses of the Audit & Finance Committee that are necessary or appropriate in carrying out its duties. The Company’s independent registered public accounting firm for the year ended December 31, 2022, PricewaterhouseCoopers LLP (“PwC”), was responsible for performing an independent audit of the Company’s financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit & Finance Committee’s responsibility is to supervise and review these processes.
In this context, the Audit & Finance Committee hereby reports as follows:
1.
The Audit & Finance Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit & Finance Committee has discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.
The Audit & Finance Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit & Finance Committee concerning independence and has discussed with PwC its independence and considered the compatibility of non-audit services with PwC’s independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit & Finance Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit & Finance Committee have submitted this Report to the board of directors.
AUDIT & FINANCE COMMITTEE:

Mark A. Edmunds, Chair
Jeffrey H. Fox
R. Patrick Kruczek

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee is directly responsible for the appointment, compensation, retention, oversight and replacement of Westrock’s independent registered public accountant. The Audit & Finance Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as Westrock’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholders are being asked to ratify the selection of PwC at the Annual Meeting. Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions. If the stockholders fail to ratify the appointment of PwC as Westrock’s independent registered public accountant, the Audit & Finance Committee will reconsider the appointment. However, even if the selection is ratified, the Audit & Finance Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Westrock and its stockholders.
Accounting Fees and Services
Aggregate fees paid to PwC for professional services rendered during the years ended December 31, 2022 and December 31, 2021, respectively, were:
	2022	2021
Audit Fees(a)	$3,175,027	$2,732,616
Audit-Related Fees(b)	1,421,600	-
Tax Fees(c)	30,000	-
All Other Fees(d)	1,900	1,900
Total	$4,628,527	$2,734,516

(a)
Audit fees include fees for the annual audit and quarterly reviews of the consolidated financial statements as well as consents in respect to SEC filings.

(b)
Audit-related fees relate to the review and filing of registration statements.

(c)
Tax fees relate to filings for the Company’s international subsidiaries.

(d)
All other fees were for accounting research tools.

Pursuant to its charter, the Audit & Finance Committee is required to pre-approve all auditing services, internal control-related services and permitted non-audit services (including the range of fees and terms thereof) to be performed for the Company by the PwC, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit & Finance Committee prior to the completion of the audit. The Audit & Finance Committee also must review and discuss with PwC any documentation supplied by PwC as to the nature and scope of any services to be approved, including tax services, as well as the potential effects of the provision of such services on the auditor’s independence. The Audit & Finance Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit & Finance Committee at its next scheduled meeting. All services provided by PwC since the Business Combination have been pre-approved by the Audit & Finance Committee in accordance with this pre-approval policy and none have been approved pursuant to the de minimis exception.
Board Recommendation
The board of directors unanimously recommends that stockholders vote “FOR” this Proposal No. 2. Proxies solicited by the board of directors will be voted “FOR” Proposal No. 2 unless stockholders specify a contrary vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of the Company’s common stock as of April 10, 2023 by:
•
each person known by the Company to be the beneficial owner of more than 5% of outstanding shares of the Company’s common stock;

•
each of the Company’s current named executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The ownership percentages set forth in the table below are based on 75,402,825 shares of common stock and 23,566,229 shares of Series A Convertible Preferred Stock issued and outstanding as of April 10, 2023 and unless otherwise noted below, does not reflect record or beneficial ownership of the equity incentive awards that are subject to vesting conditions that have not yet been satisfied, as such securities are not exercisable or convertible within 60 days of April 10, 2023. However, shares that a person has the right to acquire within 60 days of April 10, 2023, including upon exercise of any warrants and/or equity incentive awards, are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Westrock Coffee Company, 4009 N. Rodney Parham Road, 3rd Floor, Little Rock, Arkansas 72212.

Name and Address of Beneficial Owner	Number of Shares of the Company’s Common Stock Beneficially Owned(1)	Percentage of Total Voting Power(1)
Officers and Directors
Scott T. Ford(2)	23,202,104	23.4%
T. Christopher Pledger(3)	243,833	*
William A. Ford(4)	190,293	*
Robert P. McKinney(5)	26,229	*
Blake Schuhmacher(6)	18,115	*
Joe T. Ford(7)	3,816,676	3.9%
R. Patrick Kruczek(8)	-	*
Hugh McColl, III	-	*
R. Brad Martin(9)	13,909,000	14.1%
Mark A. Edmunds	25,000	*
Josie C. Natori(10)	3,934	*
Leslie Starr Keating	30,000	*
Oluwatoyin Umesiri	-	*
Jeffrey H. Fox(11)	227,530	*
All current directors and executive officers as a group (14 individuals)	41,692,713	42.1%
5% Holders
Westrock Group, LLC(12)	23,163,104	23.4%
Brown Brothers Harriman & Co.(13)	19,311,757	19.5%
The Stephens Group, LLC(14)	8,561,063	8.7%
Sowell Westrock, L.P.(15)	6,038,505	6.1%
HF Direct Investments Pool, LLC(16)	8,008,000	8.1%
Southeastern Asset Management, Inc.(17)	6,793,784	6.9%
R. Brad Martin and entities affiliated with R. Brad Martin(18)	13,909,000	14.1%

*
Less than one percent.

**
Numbers in table and below may not foot due to rounding.

(1)
Includes Series A Convertible Preferred Stock on an as-converted basis to common stock.

(2)
Consists of (i) 39,000 Common Shares held by Mr. Ford and (ii) 23,163,104 Common Shares held by Westrock Group, LLC, over which Mr. Ford may be deemed to exercise voting and investment control. The business address for Westrock Group, LLC is 4009 N. Rodney Parham Road, 3rd Floor, Little Rock, Arkansas 72212.

(3)
Includes 95,082 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.

(4)
Includes 104,919 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.

(5)
Consists of 26,229 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.

(6)
Includes 13,115 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.

(7)
Consists of 91,700 Common Shares held by Mr. Ford, 107,000 Common Shares held by the Jo Ellen Ford Family Trust, over which Mr. Ford may be deemed to exercise voting and investment control, 3,267,976

Common Shares held by Wooster Capital, over which Mr. Ford may be deemed to exercise voting and investment control, and 350,000 Common Shares held by Jo Ellen Ford, Mr. Ford’s spouse. The business address for the Jo Ellen Ford Family Trust, Wooster Capital and Jo Ellen Ford is 4009 N. Rodney Parham Road, 3rd Floor, Little Rock, Arkansas 72212.
(8)
Does not include 19,311,757 shares beneficially owned by Brown Brothers Harriman & Co. (“BBH & Co.”) and its affiliates as reported below. Mr. Kruczek serves as Managing Director, Co-Manager and Principal of BBH Capital Partners, an affiliate of BBH & Co. As such, he may be deemed to have or share voting and dispositive power over all shares controlled by BBH & Co. and its affiliates. Mr. Kruczek disclaims beneficial ownership of the securities owned or controlled by BBH & Co., except to the extent of his pecuniary interest therein.

(9)
Consists of (i) 1,700,000 Common Shares held by Mr. Martin, (ii) 4,109,000 Common Shares held by Riverview Sponsor Partners, LLC, (iii) 200,000 Common Shares held by RBM Acquisition, LLC, (iv) 500,000 Common Shares held by RBM Investments, LLC, and (v) 7,400,000 Private Placement Warrants held by Riverview Sponsor Partners, LLC, which may be exercised for a total of 7,400,000 Common Shares, subject to the conditions specified in the Warrant Agreement. Mr. Martin may be deemed to exercise investment voting and investment control over the Common Shares and Warrants held by Riverview Sponsor Partners, LLC, RBM Acquisition, LLC, and RBM Investments, LLC. The business address for Riverview Sponsor Partners, LLC is 700 Colonial Road, Suite 101, Memphis, TN 38117. The business address for each of RBM Acquisition, LLC, and RBM Investments, LLC is 55 East Main Street, Suite 102, Chattanooga, TN 37408.

(10)
Consists of 3,934 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.

(11)
Includes 6,368 Common Shares and 217,228 Series A Preferred Shares held by held by F&F Group Invest 2020-01 LLC, over which Mr. Fox may be deemed to exercise voting and investment control. Also includes 3,934 stock options that are exercisable or will become exercisable within 60 days of April 10, 2023.The business address for F&F Group Invest 2020-01 LLC is One Information Way, Ste. 405, Little Rock, AR 72202.

(12)
Based solely on the information contained in a Schedule 13G filed on January 31, 2023. According to that Schedule 13G, Westrock Group, LLC has sole voting and dispositive power over all reported shares. 15,243,902 of the shares held by Westrock Group, LLC are pledged as collateral to secure certain indebtedness of Westrock Group, LLC. The business address for each of Westrock Group, LLC is 4009 N. Rodney Parham Road, 3rd Floor, Little Rock, Arkansas 72212.

(13)
Based solely on the information contained in a Schedule 13G filed on February 8, 2023. According to that Schedule 13G, Brown Brothers Harriman & Co has shared voting and dispositive power over all reported shares. The business address for Brown Brothers Harriman & Co. is 140 Broadway, New York, NY 10005.

(14)
Based on the information contained in a Schedule 13G filed on September 2, 2022 and the Form 4 filed on April 12, 2023. According to the Schedule 13G, The Stephens Group, LLC has shared voting and dispositive power over all of reported shares. The business address for The Stephens Group, LLC is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202.

(15)
Based solely on the information contained in a Schedule 13G filed on February 14, 2023. According to that Schedule 13G, Sowell Westrock, L.P. has sole voting and dispositive power over all of reported shares. The business address for Sowell Westrock, L.P.is 1601 Elm Street, Ste 3500, Dallas, TX 75201.

(16)
Based solely on the information contained in a Schedule 13G filed on December 22, 2022. According to that Schedule 13G, HF Direct Investments Pool, LLC has sole voting and dispositive power over all reported shares. The business address for each of HF Direct Investments Pool, LLC is 510 Union Avenue, Knoxville, TN 37902.

(17)
Based on the information contained in a Schedule 13G/A filed on February 14, 2023 as supplemented by information subsequently provided by Southeastern Asset Management, Inc. to the Company. According to that Schedule 13G/A, as supplemented, Southeastern Asset Management, Inc. had sole voting and dispositive power over 3,945 shares, shared voting power over 5,763,174 shares, no voting power over 1,026,665 shares and shared dispositive power over 6,789,839 shares. The address of Southeastern Asset Management, Inc. is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(18)
Based solely on the information contained in a Schedule 13D filed on September 6, 2022. According to that Schedule 13D, Riverview Sponsor Partners, LLC has shared voting and dispositive power over all reported shares. The address of Riverview Sponsor Partners, LLC is 700 Colonial Road, Suite 101, Memphis, TN 38117.

RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

Business Combination with Riverview
On August 26, 2022 (the “Closing”), Westrock completed a business combination (the “Business Combination”) with Riverview Acquisition Corp. (“Riverview” or “SPAC”) pursuant to the Transaction Agreement, dated as of April 4, 2022 (the “Transaction Agreement”), by and among Riverview, Westrock, Origin Merger Sub I, Inc. (“Merger Sub I”) and Origin Merger Sub II, LLC (“Merger Sub II”), whereby, among other things, (i) Westrock converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”), (ii) Merger Sub I merged with and into Riverview, with Riverview surviving the merger as a direct wholly-owned subsidiary of Westrock (the “SPAC Merger”), (iii) immediately following the SPAC Merger, Riverview merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Westrock (the “LLC Merger,” together with the SPAC Merger, the “Mergers”) and (iv) certain other transactions contemplated by the Transaction Agreement.
On the terms and subject to the conditions set forth in the Transaction Agreement, at the effective time of the SPAC Merger (the “SPAC Merger Effective Time”), (i) each outstanding share of Class B common stock of the SPAC, par value $0.001 per share (“SPAC Class B Shares”) (other than the SPAC Class B Shares held as treasury stock), were automatically converted into one share of Class A common stock of the SPAC, par value $0.001 per share (“SPAC Class A Shares”), (ii) each outstanding SPAC Class A Share (including the SPAC Class A Shares resulting from the conversion of SPAC Class B Shares at the SPAC Merger Effective Time but excluding any SPAC Class A Shares held as treasury stock) were exchanged for one share of common stock, par value $0.01 per share, of the Company, (iii) each outstanding warrant of the SPAC to purchase SPAC Class A Shares was, by its terms, automatically converted into a comparable warrant (“Company Warrants”) to purchase shares of the Company’s common stock on the terms and subject to the conditions set forth in the amended and restated warrant agreement, dated August 25, 2022, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A. (the “Warrant Agreement”), (iv) each SPAC Class A Share and SPAC Class B Share held immediately prior to the SPAC Merger Effective Time by the SPAC as treasury stock was automatically canceled and extinguished and (v) each share of capital stock of Merger Sub I issued and outstanding immediately prior to the SPAC Merger Effective Time was automatically canceled and extinguished and converted into one share of common stock, par value $0.01, of the surviving corporation of the SPAC Merger.
In the SPAC Merger, (i) the Company issued an aggregate of 12,868,151 shares of common stock of the Company to the former holders of SPAC Class A Shares and SPAC Class B Shares immediately prior to the SPAC Merger Effective Time, and (ii) an aggregate of 19,900,000 SPAC Warrants, which were outstanding immediately prior to the SPAC Merger Effective Time, were converted into the same number of Company Warrants. On August 29, 2022, the common stock of the Company and certain Company Warrants commenced trading on The Nasdaq Global Market under the symbols “WEST” and “WESTW,” respectively.
Related-Party Trade Finance Facility
From August 26, 2014 to March 16, 2023, Westrock Coffee International, LLC, through its subsidiary, Falcon Coffees Limited (“Falcon”), maintained a working capital trade finance facility with multiple financial institutions, which was agented by Brown Brothers Harriman, an affiliate of the BBH Investors, who are holders of more than 5% of our outstanding voting securities. Interest was payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carried an agent fee of 0.25% of total available capital. Availability under the facility was subject to a borrowing base calculation and the facility was secured by substantially all liquid assets of Falcon. On March 16, 2022, the facility was transferred to different lenders with substantially similar terms and ceased to be a facility with a Related Party. The new facility is uncommitted, repayable on demand and secured by substantially all of Falcon’s assets. In the period between January 1, 2021 and March 16, 2022 (when the facility ceased to be agented by Brown Brothers Harriman), the largest aggregate amount of principal outstanding on the facility was $47.7 million and the aggregate amount of interest paid was $1.9 million. During this period, Westrock drew $92.1 million under this facility and made payments of $73.2 million of principal.

Subordinated Notes Payable to Related Parties
On February 28, 2020, WBS, our wholly owned subsidiary, issued $13.3 million of subordinated debt to (i) Wooster Capital LLC (“Wooster Capital”), which is an affiliate of Joe T. Ford, a member of our board of directors and (ii) Jo Ellen Ford, who is a related person of Joe T. Ford and Scott T. Ford, our CEO and member of our board of directors. The proceeds of the subordinated notes payable were used to fund a portion of the purchase price of the acquisition of S&D Coffee, Inc. (“S&D”) and to pay related fees and expenses. During 2022, the largest aggregate amount of principal outstanding on the subordinated notes was $13.3 million, the aggregate amount of interest paid was $1.0 million and no principal was repaid. Wooster Capital and Jo Ellen Ford each contributed their respective subordinated notes to Westrock at the Closing as partial payment for their respective purchases of common stock in the PIPE Financing in connection with the Business Combination (“PIPE Financing”).
Management Services Agreement
On February 28, 2020, we entered into a Management Services Agreement (the “Management Services Agreement”) with Westrock Group, a holder of more than 5% of our outstanding voting securities and an affiliate of Scott T. Ford, our CEO and member of our board of directors, in connection with our acquisition of S&D. Pursuant to the terms of the Management Services Agreement, Westrock Group agreed to provide specified advisory services to us in connection with the negotiation and consummation of agreements, the day-to-day financial, managerial and operational aspects of our business and acquisition and divestiture strategy in exchange for a cash payment of $2,500,000 on the date of the Management Services Agreement and on each of the three subsequent anniversaries of such date. Under the arrangement between the parties, Westrock Group shares office space, use of corporate aircrafts and administrative services with us and bears a corresponding share of the expense for such items based on usage. For the year ended December 31, 2022, the aggregate amount of payments made by us to Westrock Group under the Master Services Agreement was $2,500,000.
Capital Raise Agreement
On November 22, 2021, we entered into a Capital Raise Agreement (the “Capital Raise Agreement”) with the BBH Investors, the Stephens Group, LLC, Wooster Capital, Westrock Group, S-G Coffee, LLC (collectively, the “Capital Raise Investors”) and TCW Asset Management Company LLC, in its capacity as the agent for the term loan lenders party to the loan and security agreement dated February 28, 2020 by and between WBS and various financial institutions pursuant to which WBS borrowed $240.0 million of term loans (the “Prior Term Loan Credit Agreement”). The Capital Raise Investors, together with their affiliates, are or were holders at the time of more than 5% of our outstanding voting securities. Pursuant to the terms of the Capital Raise Agreement, the Capital Raise Investors were required to make ‘required investments’ of up to $30 million in the aggregate upon the occurrence of Trigger Events (as defined in the Capital Raise Agreement and including a bankruptcy default or a breach of the financial covenants without a cure). The Capital Raise Agreement was terminated in connection with the Closing, upon the prepayment of the existing term loans of WBS.
Other Agreements Entered into in Connection with the Business Combination
In connection with the Business Combination, Westrock entered into certain other agreements with certain Related Parties pursuant to the Transaction Agreement. These agreements include:
PIPE Subscription Agreements
Concurrently with the execution of the Transaction Agreement, Riverview entered into Subscription Agreements with (i) R. Brad Martin, a member of Westrock’s board of directors and a beneficial owner of more than 5% of the common stock immediately following the Closing, and certain entities affiliated with R. Brad Martin, for the purchase by Mr. Martin and such entities of 2,400,000 Riverview common stock in the aggregate at a purchase price of $10.00 per share, for aggregate gross proceeds of $24 million to Riverview, (ii) HF Direct Investments Pool, LLC, a beneficial owner of more than 5% of the common stock immediately following the Closing, for the purchase by such entity of 7,800,000 Riverview common stock at a purchase price of $10.00 per share, for aggregate gross proceeds of $78 million to Riverview, and (iii) three entities affiliated with Southeastern Asset Management, Inc., which are collectively beneficial owners of more than 5% of the common stock immediately following the Closing, for the purchase by such entities of 7,800,000 Riverview common stock in the aggregate at a purchase price of $10.00 per share, for aggregate gross proceeds of $78 million to Riverview (the “Riverview Subscription Agreements”). At the Closing, such persons and entities purchased their respective committed amounts of Riverview common stock (subject to certain offset rights provided in their respective Riverview Subscription Agreements), which were converted in the Business Combination, on a one to one basis into common stock.
Concurrently with the execution of the Transaction Agreement, Westrock entered into Subscription Agreements with (i) Wooster Capital, which is an affiliate of Joe T. Ford, a member of Westrock’s board of directors, pursuant to which Wooster Capital agreed to purchase 2,150,000 common stock for an aggregate purchase price of $21,500,000 and (ii) Jo Ellen Ford, who is an affiliate of Wooster Capital and a related person of Joe T. Ford, and Scott T. Ford, our CEO and member of our board of directors, pursuant to which Jo Ellen Ford agreed to purchase 350,000 shares of common stock for an aggregate purchase price of $3,500,000 (together with the Riverview Subscription Agreements, the “Subscription Agreements”). At the Closing, Wooster Capital and Jo Ellen Ford purchased their respective committed amounts of common stock.
PIPE Pre-Funding
Pursuant to the terms of its Subscription Agreement, on July 14, 2022, Wooster Capital, which is an affiliate of Joe T. Ford, a member of our board of directors, pre-funded $11.7 million of its committed PIPE Financing and in exchange thereof was issued a subordinated convertible note by Westrock (the “Convertible Note”). The Convertible Note had a principal amount of $11.7 million, a one year maturity and an interest rate of 8% per annum, which was payable quarterly on the last business day of each quarter. The Convertible Note automatically converted at the Closing into 1,170,000 common stock. $114,400 of interest had been paid on the Convertible Note.
Sponsor Support Agreement
Concurrently with the execution of the Transaction Agreement, Westrock, Riverview and Riverview Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which, Riverview Sponsor agreed take certain actions in support of the Business Combination. The Sponsor Support Agreement terminated upon the Closing.
Registration Rights Agreement
Westrock, all pre-Business Combination Westrock equityholders and Riverview Sponsor entered into the Registration Rights Agreement dated April 4, 2022 (the “Registration Rights Agreement”) pursuant to which, among other things, Riverview Sponsor and such Westrock equityholders, subject to customary exceptions, were granted customary registration rights as of the effective date of the Business Combination. Pursuant to the terms of the Registration Rights Agreement, Westrock is obligated to use its commercially reasonable efforts to file a registration statement to register the resale of the common stock and Series A Convertible Preferred Stock held by the parties to the Registration Rights Agreement within 30 days after the consummation of the Business Combination. Westrock filed a Registration Statement on Form S-1 on September 20, 2022, which was declared effective on December 21, 2022. In addition, pursuant to the terms of the Registration Rights Agreement and subject to customary requirements and conditions, including with regard to the number of demand rights that may be exercised and other requirements, at any time beginning 30 days prior to the expiration of the applicable transfer restrictions under their respective lock-up agreements, each of (i) Riverview Sponsor, (ii) the pre-Business Combination equityholders of Westrock (excluding the BBH Investors) holding at least thirty three percent (33.0%) of the then-outstanding number of registrable securities of Westrock held by stockholders who are party to the Registration Rights Agreement and (iii) the BBH Investors may request that Westrock file a registration statement to register the registrable securities of Westrock held by such stockholders. The

Registration Rights Agreement also provides the parties thereto with “piggy-back” registration rights, subject to customary requirements and conditions.
Lock-Up Agreement
Westrock, on the one hand, and Riverview Sponsor and all pre-Business Combination Westrock equityholders, on the other hand, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, among other things, Riverview Sponsor and such Westrock equityholders agreed not to effect any transfer of common stock, Series A Convertible Preferred Stock and securities exercisable for common stock (collectively, the “Lock-Up Shares”) held by Riverview Sponsor or such equityholders as of immediately following the Closing of the Business Combination during the applicable lock-up period, subject to customary exceptions. The lock-up period applicable to the Lock-Up Shares held by Riverview Sponsor and such equityholders as of immediately following the Closing of the Business Combination is until the earliest of (i) in the case of Riverview Sponsor, August 26, 2023, and in the case of the other equityholders, February 22, 2023, (ii) the date on which the last sale price of common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing January 23, 2023 and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (a) a change in the majority of the Westrock board of directors or (b) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than 50% of the voting securities of the entity resulting from such transaction.
Investor Rights Agreement
Concurrently with the execution of the Transaction Agreement, Westrock, the WCC Investors, the BBH Investors, and Riverview Sponsor entered into the Investor Rights Agreement, which among other things, (i) provides each of the WCC Investors, the BBH Investors and Riverview Sponsor the right to designate up to two directors for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock, subject to the satisfaction of specified ownership thresholds, (ii) provides that upon the occurrence of (a) any event of default for a failure to make payment when due under the principal credit facility of Westrock or (b) the failure of Westrock to redeem all Series A Convertible Preferred Stock that the holders thereof have elected for redemption is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, which would require lender consent under Westrock’s credit facility, without the consent of the BBH Investors, and (iii) imposes customary standstill restrictions on the WCC Investors, the BBH Investors and Riverview Sponsor. For additional information regarding the Investor Rights Agreement, see the section titled “Corporate Governance — Board Size and Composition.”
BBH Letter Agreement
Concurrently with the execution of the Transaction Agreement, Westrock entered into a letter agreement with the BBH Investors which provided, among other things, that Westrock would pay all documented out-of-pocket and reasonable legal expenses of the BBH Investors associated with the negotiation, preparation, execution and delivery of the definitive documentation related to the Series A Convertible Preferred Stock. In connection with the Closing and pursuant to such letter agreement, Westrock paid $1,250,129 for such reimbursements.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Certain Other Transactions with Westrock Group
Westrock uses an aircraft that is owned by Westrock Group, a holder of more than 5% of our outstanding voting securities and affiliate of Scott T. Ford, our CEO and member of our board of directors. Westrock

Group bills Westrock at cost for its use of the plane. For the fiscal year ended December 31, 2022, the Company paid $700,000 to Westrock Group for the usage of such plane. Westrock shared the 100 River Bluff Drive, Suite 210, Little Rock, Arkansas 72202 office location with Westrock Group in 2022. Westrock reimburses Westrock Group for its allocated portion of the office space, office expenses and lunches provided at that location. In addition, Westrock reimburses Westrock Group for specified health insurance and telephone charges that are paid by Westrock Group on behalf of Westrock. For the year ended December 31, 2022, these reimbursements totaled $200,000.
Ford Family
Joe T. Ford, the Chairman of our board of directors, is the father of Scott T. Ford, our CEO and a director. Mr. Scott T. Ford is the father of William A. Ford, the Group President — Operations of WBS. Sam Ford is Mr. Scott T. Ford’s son and Mr. Joe T. Ford’s grandson and serves as Executive Vice President — Marketing & Insights of WBS. For the fiscal year ended December 31, 2022, he was paid annual compensation in the amount of $366,913. Joseph S. Ford is Mr. Scott T. Ford’s son and Mr. Joe T. Ford’s grandson, and was hired on October 31, 2022 to serve as a Senior National Account Manager in the sales function at WBS. In connection with his new role, Mr. Joseph Ford will be paid a base salary of $120,000 annually and participate in both the Company’s annual cash incentive award program and the sales incentive program.
Policies and Procedures for Related Party Transactions
We maintain a policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit & Finance Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to Westrock and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit & Finance Committee at its meetings.
Proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, are provided to our Audit & Finance Committee with respect to each issue under consideration, and decisions will be made by our Audit & Finance Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit & Finance Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures set forth in the policy.
DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires Westrock’s directors and executive officers, and persons who own more than 10% of Westrock’s common stock, to file reports of ownership and changes in ownership with the SEC. Except as set forth in “Security Ownership of Certain Beneficial Owners and Management” above, the Company currently knows of no person who owns 10% or more of our common stock that was required to file Section 16(a) reports.
Based solely upon a review of copies of reports filed electronically with the SEC during 2022 and written representations from our directors and executive officers that no other reports were required with respect to the year ended December 31, 2022, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were met during the last fiscal year, except that Mr. William A. Ford did not timely file two reports related to the purchase of 9,483 shares on August 31, 2022 and 4,200 shares on November 28, 2022.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL
MEETING

Stockholders who intend to present proposals at the 2024 annual meeting of stockholders (the “2024 annual meeting”) and who wish to have those proposals included in Westrock’s proxy statement for the 2024 annual meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 4009 N. Rodney Parham Road, 3rd Floor Little Rock, Arkansas 72212, Attention: Robert P. McKinney, Chief Legal Officer and Corporate Secretary, no later than December 29, 2023. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2024 annual meeting.
Under Westrock’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2024 annual meeting, and who do not intend to have such proposal included in the Company’s proxy statement and form of proxy relating to the 2024 annual meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Westrock’s bylaws) is received by the Company’s Corporate Secretary at the address specified above no earlier than February 9, 2024 and no later than March 10, 2024, to be considered timely. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2024 annual meeting.
In addition to satisfying the requirements in the Company’s bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than April 9, 2024.
OTHER MATTERS

The material referred to in this Proxy Statement under the captions “Hedging Policy” and “Audit & Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.
By Order of the Board of Directors,
Robert P. McKinney
Chief Legal Officer and Corporate Secretary
Little Rock, Arkansas
April 27, 2023

WESTROCK COFFEE COMPANY 4009 N RODNEY PARHAM ROAD 3RD FLOOR LITTLE ROCK, ARKANSAS 72212 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WEST2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11307-P86721 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote "FOR" each of the nominees listed in Item 1. 1. Election of Directors Nominees: For Against Abstain 1a. Mark A. Edmunds ☐ ☐ ☐ 1b. Joe T. Ford ☐ ☐ ☐ 1c. Oluwatoyin Umesiri ☐ ☐ ☐ The Board of Directors recommends you vote "FOR" Item 2. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023. ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof will be voted on by the proxy holders in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V11308-P86721 WESTROCK COFFEE COMPANYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2023.The undersigned stockholder(s) of Westrock Coffee Company, a Delaware corporation, hereby appoint(s) Robert P. McKinney and T.Christopher Pledger and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s)them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/areentitled to cast at the 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WEST2023on Thursday, June 8, 2023 at 8:00 a.m. Central Time, or any postponement or adjournment thereof, in accordance with and asmore fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is herebyacknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at themeeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes anyproxy heretofore given with respect to the 2023 Annual Meeting of Stockholders.THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY CARD AND “FOR” ITEM 2.IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side